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                                                                     Exhibit 4.4

                                                                  EXECUTION COPY

                                    SECOND SUPPLEMENTAL INDENTURE (this "Second
                           Supplemental Indenture") dated as of November 20, 2003, among LANDIS PLASTICS, INC., an Illinois corporation (the "New Guarantor"), a subsidiary of BERRY PLASTICS CORPORATION (or its successor), a Delaware corporation (the "Company"), the Company, BPC HOLDING CORPORATION, BERRY IOWA CORPORATION, PACKERWARE CORPORATION, KNIGHT PLASTICS, INC., BERRY STERLING CORPORATION, BERRY PLASTICS DESIGN CORPORATION, POLY-SEAL CORPORATION, BERRY PLASTICS ACQUISITION CORPORATION III, VENTURE PACKAGING, INC., VENTURE PACKAGING MIDWEST, INC., BERRY PLASTICS TECHNICAL SERVICES, INC., CPI HOLDING CORPORATION, AEROCON, INC., PESCOR, INC., BERRY TRI-PLAS CORPORATION, BERRY PLASTICS ACQUISITION CORPORATION V, BERRY PLASTICS ACQUISITION CORPORATION VI, BERRY PLASTICS ACQUISITION CORPORATION VII, BERRY PLASTICS ACQUISITION CORPORATION VIII, BERRY PLASTICS ACQUISITION CORPORATION IX, BERRY PLASTICS ACQUISITION CORPORATION X, BERRY PLASTICS ACQUISITION CORPORATION XI, BERRY PLASTICS ACQUISITION CORPORATION XII, BERRY PLASTICS ACQUISITION CORPORATION XIII, each a Delaware corporation, BERRY PLASTICS ACQUISITION CORPORATION XIV, LLC and BERRY PLASTICS ACQUISITION CORPORATION XV, LLC, each a Delaware limited liability company, and CARDINAL PACKAGING, INC., an Ohio corporation (each, an "Existing Guarantor" and, collectively the "Existing Guarantors"), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS the Company and BPC HOLDING CORPORATION, BERRY IOWA CORPORATION, PACKERWARE CORPORATION, KNIGHT PLASTICS, INC., BERRY STERLING CORPORATION, BERRY PLASTICS DESIGN CORPORATION, POLY-SEAL CORPORATION, BERRY PLASTICS ACQUISITION CORPORATION III, VENTURE PACKAGING, INC., VENTURE PACKAGING MIDWEST, INC., BERRY PLASTICS TECHNICAL SERVICES, INC., CPI HOLDING CORPORATION, AEROCON, INC., PESCOR, INC., BERRY TRI-PLAS CORPORATION, CARDINAL PACKAGING, INC. have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of July 22, 2002, providing for the issuance of an unlimited aggregate principal amount of 10-3/4% Senior Subordinated Notes due 2012 (the "Notes");

                  WHEREAS the Indenture was amended and supplemented pursuant to the terms of a Supplemental Indenture dated as of August 6, 2002 causing BERRY PLASTICS

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ACQUISITION CORPORATION IV, a Delaware corporation ("BPAC IV"), BERRY PLASTICS
ACQUISITION CORPORATION IV, BERRY PLASTICS ACQUISITION CORPORATION V, BERRY PLASTICS ACQUISITION CORPORATION VI, BERRY PLASTICS ACQUISITION CORPORATION VII, BERRY PLASTICS ACQUISITION CORPORATION VIII, BERRY PLASTICS ACQUISITION CORPORATION IX, BERRY PLASTICS ACQUISITION CORPORATION X, BERRY PLASTICS ACQUISITION CORPORATION XI, BERRY PLASTICS ACQUISITION CORPORATION XII, BERRY PLASTICS ACQUISITION CORPORATION XIII, BERRY PLASTICS ACQUISITION CORPORATION IV, LLC, and BERRY PLASTICS ACQUISITION CORPORATION XV, LLC, to become Note Guarantors (as defined in the Indenture).

                  WHEREAS, BPAC IV has on this date merged with and into New Guarantor;

                  WHEREAS, Section 5.01(b) of the Indenture requires New Guarantor to expressly assume the obligations of BPAC IV under the Indenture; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Second Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                  1. Agreement to Guarantee and Assumption of Obligations. The New Guarantor hereby expressly assumes all obligations of BPAC IV under the Indenture and agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

                  2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

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                  5.       Counterparts. The parties may sign any number of
copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date first above written.

                                               LANDIS PLASTICS, INC.,

                                                  By:/s/ James M. Kratochvil
                                                  --------------------------

                                                    Name: James M. Kratochvil
                                                    Title: EVP & CFO

                                               BERRY PLASTICS CORPORATION,

                                                  By:/s/ James M. Kratochvil
                                                  --------------------------

                                                    Name: James M. Kratochvil
                                                    Title: EVP & CFO

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                                                                               5

                                BPC HOLDING CORPORATION,
                                BERRY IOWA CORPORATION,
                                PACKERWARE CORPORATION,
                                KNIGHT PLASTICS, INC.,
                                BERRY STERLING CORPORATION,
                                BERRY PLASTICS DESIGN CORPORATION,
                                POLY-SEAL CORPORATION,
                                BERRY PLASTICS ACQUISITION CORPORATION III,
                                VENTURE PACKAGING, INC.,
                                VENTURE PACKAGING MIDWEST, INC.,
                                BERRY PLASTICS TECHNICAL SERVICES, INC.,
                                CPI HOLDING CORPORATION,
                                AEROCON, INC.,
                                PESCOR, INC.,
                                BERRY TRI-PLAS CORPORATION,
                                CARDINAL PACKAGING, INC.,
                                BERRY PLASTICS ACQUISITION CORPORATION V,
                                BERRY PLASTICS ACQUISITION CORPORATION VI,
                                BERRY PLASTICS ACQUISITION CORPORATION VII,
                                BERRY PLASTICS ACQUISITION CORPORATION VIII,
                                BERRY PLASTICS ACQUISITION CORPORATION IX,
                                BERRY PLASTICS ACQUISITION CORPORATION X,
                                BERRY PLASTICS ACQUISITION CORPORATION XI,
                                BERRY PLASTICS ACQUISITION CORPORATION XII,
                                BERRY PLASTICS ACQUISITION CORPORATION XIII,
                                BERRY PLASTICS ACQUISITION CORPORATION XIV, LLC, BERRY PLASTICS ACQUISITION CORPORATION XV, LLC,

                                    By:/s/ James M. Kratochvil
                                    --------------------------

                                        Name: James M. Kratochvil
                                        Title: EVP & CFO

                                U.S.BANK TRUST NATIONAL ASSOCIATION,
                                as Trustee,

                                    By:/s/ Beverly A. Freeney
                                    -------------------------

                                        Name: Beverly A. Freeney
                                        Title: Vice-President